Exhibit 10.1

EXECUTION COPY

AMENDMENT AND EXTENSION TO

AMENDED AND RESTATED

CERTIFICATE PURCHASE AGREEMENT

THIS AMENDMENT AND EXTENSION TO AMENDED AND RESTATED CERTIFICATE PURCHASE AGREEMENT (this “Amendment”) dated as of October 15, 2008, is entered into among Navistar Financial Securities Corporation (the “Seller”), Navistar Financial Corporation (“Servicer”), Kitty Hawk Funding Corporation, (“KHFC”), as a Conduit Purchaser, Liberty Street Funding LLC (f/k/a Liberty Street Funding Corp., “Liberty Street”), as a Conduit Purchaser, The Bank of Nova Scotia (“BNS”), as a Managing Agent and a Committed Purchaser, and Bank of America, National Association (“Bank of America”), as a Managing Agent, the Administrative Agent and a Committed Purchaser.

R E C I T A L S

A. The Seller, the Servicer, KHFC, Liberty Street, BNS and Bank of America are parties to that certain Amended and Restated Certificate Purchase Agreement, dated as of December 27, 2004 (as amended, supplemented or otherwise modified through the date hereof, the “Agreement”).

B. Such parties desire to amend the Agreement as hereafter set forth.

C. Such parties desire to modify the Purchase Expiration Date under (and as defined in) the Agreement in accordance with Section 2.04 of the Agreement.

D. NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Amendments to Agreement. By their signatures hereto, each of the parties hereto hereby agrees that the Agreement is hereby amended as follows:

(A) the Purchaser Percentage and Commitment for the Committed Purchasers are amended and restated to read as set forth on the signature pages to this Amendment.

(B) The definition of “Alternate Rate” set forth in Section 1.01 of the Agreement is hereby amended and restated in its entirety to read as follows:

“Alternate Rate” for any Fixed Period for any Funding Tranche means an interest rate per annum equal to 3.50% per annum above the Eurodollar Rate for such Fixed Period; provided, however, that in the case of

(i) any Fixed Period existing on or after the first day of which a Managing Agent shall have been notified by a Conduit Purchaser or Liquidity Purchaser in its Purchaser Group or other Program Support Provider that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other Governmental

Authority asserts that it is unlawful, for a Conduit Purchaser or its Liquidity Purchaser or other Program Support Provider to fund any Funding Tranche (based on the Eurodollar Rate) set forth above (and such Conduit Purchaser or its Liquidity Purchaser or other Program Support Provider shall not have subsequently notified its Managing Agent that such circumstances no longer exist),

(ii) any Fixed Period of one to (and including) 13 days,

(iii) any Fixed Period relating to a Funding Tranche which is less than $1,000,000, and

(iv) any Fixed Period with respect to which the Alternate Rate, for any reason, becomes applicable on notice to the Administrative Agent of less than three Business Days,

the “Alternate Rate” for each such Fixed Period shall be an interest rate per annum equal to the Corporate Base Rate in effect on each day of such Fixed Period. The “Alternate Rate” for any day on or after the occurrence of an Early Amortization Event shall be an interest rate equal to 2.50% per annum above the Corporate Base Rate in effect on such day.

(C) The definition of “Fee Letter” set forth in Section 1.01 of the Agreement is hereby amended and restated in its entirety to read as follows:

“Fee Letter” means the Amended and Restated Fee Letter dated as of October 15, 2008, among the Seller, the Servicer, the Managing Agents and the Administrative Agent setting forth certain fees payable in connection with the purchase of the Series 2000-VFC Certificates by the Administrative Agent for the benefit of the Purchasers.

(D) Section 1.01 of the Agreement is hereby amended by inserting in the appropriate alphabetical location therein the following new definitions:

“Excess Commitment Fee” is defined in the Fee Letter.

“Special Commitment Reduction” means a reduction of the excess of a Commitment of a Purchaser Group over such Purchaser Group’s lowest expected Target Commitment Amount (as defined in the Fee Letter) and the Commitment during the period from such date to an including the date three months after such date with respect to such Purchaser Group; provided that in event that the Commitment of more than one Purchaser Group exceeds the lowest expected Target Commitment Amount applicable to the Purchaser Groups during the period from such date to and including the date three months after such date, a reduction in the excess of a Commitment of a Purchaser Group shall be applied pro rata on the basis of the excesses.

(E) Section 2.05 of the Agreement is hereby amended and restated in its entirety to read as follows:

SECTION 2.05. Reduction of Maximum Funded Amount. The Seller may reduce in whole or in part the Maximum Funded Amount (but not below the Invested Amount) by giving the Administrative Agent (with a copy to each Managing Agent) written notice thereof at least five Business Days before such reduction is to take place; provided, however, that any partial reduction shall be in an aggregate amount of $10,000,000, or any integral multiples of $5,000,000 in excess thereof. Any such reduction in the Maximum Funded Amount shall be permanent and shall, except in connection with reduction in connection with a Special Commitment Reduction, be allocated between the Purchaser Groups on a pro rata basis. The applicable Purchasers shall be paid any accrued and unpaid Non Use Fees and Excess Commitment Fees on the date of such reduction with respect to the reduction amount.

(F) Section 9.05(c) of the Agreement is hereby amended and restated in its entirety to read as follows:

(c) The Seller shall be obligated to pay the amount of any Breakage Payments, other Additional Amounts, Excess Commitment Fee or Non-Use Fee payable on each Distribution Date to the extent not paid when required pursuant to Section 4.04 of the Series Supplement; provided, that the Seller shall be required to make such payments solely to the extent of any cash flows payable to the Seller on such date from the Master Trust. If and to the extent that any Additional Amounts (other than Breakage Payments), Excess Commitment Fee or Non-Use Fee shall remain outstanding after payment by the Seller pursuant to the preceding sentence on any Distribution Date, NFC shall be required to make such payments within 10 days after demand therefor by the Administrative Agent or the applicable payee.

(G) Section 7A.01 of the Agreement is hereby amended by deleting the word “and” appearing at the end of Section 7A.01(d), replacing the punctuation mark “period” appearing at the end of Section 7A.01(e) and inserting a semi-colon in lieu thereof and inserting the following Section 7A.01(f) which shall read as follows:

(f) concurrently with the delivery of the annual financial statements under Section 7A.01(c)(ii) above, a certificate of KPMG LLP or other independent public accountants of recognized national standing stating that in making the examination necessary therefor no knowledge was obtained of any potential Early Amortization Event or Early Amortization Event pursuant to Section 6.01(v) of the Series Supplement, except as specified in such certificate.

(H) Article VIIA of the Agreement is hereby amended by inserting the following Section 7A.05 which shall read as follows:

Section 7A.05 Annual Independent Public Accountants’ Servicing Report. In connection with the preparation and delivery of the reports by nationally recognized independent public accountants pursuant to Section 3.06 of the Pooling and Servicing Agreement, NFC shall cause such accountants to (a) perform such additional procedures in connection therewith as may be requested by a Managing Agent and (b) on or about April 15 of each calendar year (but not less than 60 days after a request), furnish a written report (in form and substance satisfactory to each Managing Agents and each Purchaser in their sole and absolute discretion) demonstrating the results of such additional procedures.

2. Extension. The Purchase Expiration Date is extended to October 13, 2009, or, if earlier, the date specified in clause (ii) of the definition of Purchase Expiration Date in the Agreement as originally executed.

3. Representations and Warranties. The Seller hereby represents and warrants to KHFC, Liberty Street, BNS and Bank of America that, after giving effect to this Amendment, no potential Early Amortization Event or Early Amortization Event has occurred and is now continuing, and NFC hereby represents and warrants that, after giving effect to this Amendment, no potential Early Amortization Event or Early Amortization Event or Servicer Termination Event has occurred and is now continuing.

4. Effect of Amendment. All provisions of the Agreement, as amended by this Amendment, remain in full force and effect. After this Amendment becomes effective, all references in the Agreement to “this Agreement”, “hereof”, “herein” or words of similar effect referring to the Agreement in the Agreement or in any other document relating to the Seller’s securitization program shall be deemed to be references to the Agreement as amended by this Amendment. This Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Agreement other than as set forth herein.

5. Conditions Precedent. The effectiveness of this Amendment is subject to (i) the receipt of each fee specified in the fee letters, each dated as of the date hereof, (ii) receipt of a certificate of the Seller and of the Servicer, each dated the date hereof, as to due execution, incumbency, good standing and other customary corporate matters, (iii) the receipt of opinions as to general corporate and enforceability matters and UCC perfection matters from Kirkland & Ellis LLP, counsel to the Seller and the Servicer and Kristin Moran, general counsel of the Servicer, in each case addressed to each Purchaser and Managing Agent, dated the date hereof and in form and substance reasonably satisfactory to each Managing Agent and its counsel and (iv) the execution and delivery of each of Amendment No. 3 to the Series 2000-VFC Supplement to the Pooling and Servicing Agreement in form and substance satisfactory to each Managing Agent and its counsel.

6. Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, and each counterpart shall be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

7. Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to any otherwise applicable principles of conflicts of law.

8. Section Headings. The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or the Agreement or any provision hereof or thereof.

[signatures on next page]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

NAVISTAR FINANCIAL SECURITIES CORPORATION, as Seller

By:	/s/ John V. Mulvaney Sr.
Name:	John V. Mulvaney Sr.
Title:	Vice President, Chief Financial Officer and Treasurer

NAVISTAR FINANCIAL CORPORATION, as Servicer

By:	/s/ John V. Mulvaney Sr.
Name:	John V. Mulvaney Sr.
Title:	Vice President, Chief Financial Officer and Treasurer

KITTY HAWK FUNDING CORPORATION, as a Conduit Purchaser for the KHFC Purchaser Group

By:	/s/ Mary L. Brady
Name:	Mary L. Brady
Title:	Vice President

BANK OF AMERICA, NATIONAL ASSOCIATION, as Administrative Agent

By:	/s/ Willem Van Beek
Name:	Willem Van Beek
Title:	Principal

S-1

BANK OF AMERICA, NATIONAL ASSOCIATION,

as a Committed Purchaser and Managing Agent for the KHFC Purchaser Group

By:	/s/ Willem Van Beek
Name:	Willem Van Beek
Title:	Principal

Purchaser Percentage	From and including October 15, 2008 to and excluding December 5, 2008	50%

Purchaser Percentage	From and including December 5, 2008 to and excluding June 30, 2009	53.34%

Purchaser Percentage	From and including June 30, 2009 to and excluding the Purchase Expiration Date	61.54%

Commitment: $400,0000,000

THE BANK OF NOVA SCOTIA,

as a Committed Purchaser and Managing Agent for the Liberty Street Purchaser Group

By:	/s/ Darren Ward
Name:	Darren Ward
Title:	Director

Purchaser Percentage	From and including October 15, 2008 to and excluding December 5, 2008	50%

Purchaser Percentage	From and including December 5, 2008 to and excluding June 30, 2009	46.66%

Purchaser Percentage	From and including June 30, 2009 to and excluding the Purchase Expiration Date	38.46%

Commitment	From and including October 15, 2008 to and excluding December 5, 2008	$400,000,000

Commitment	From and including December 5, 2008 to and excluding June 30, 2009	$350,000,000

Commitment	From and including June 30, 2009 to and excluding the Purchase Expiration Date	$250,000,000

S-2

LIBERTY STREET FUNDING LLC,

as a Conduit Purchaser for the Liberty Street Purchaser Group

By:	/s/ Jill A. Russo
Name:	Jill A. Russo
Title:	Vice President

S-3